UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2024

EIGER BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36183	33-0971591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Eiger BioPharmaceuticals, Inc.

2155 Park Blvd.

Palo Alto, California 94306

(Address of principal executive offices, including zip code)

(650) 272-6138

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	EIGR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth below under Item 1.03 of this Current Report on Form 8-K regarding the Asset Purchase Agreement (as defined below) is incorporated herein by reference.

Item 1.03.	Bankruptcy or Receivership.

Voluntary Petitions for Bankruptcy

On April 1, 2024, Eiger BioPharmaceuticals, Inc. (the “Company”) and its direct subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions for relief (the “Bankruptcy Petitions”) under chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Northern District of Texas (the “Bankruptcy Court”). The Debtors will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The Debtors filed with the Bankruptcy Court various “first day” motions with the Bankruptcy Court, requesting customary relief that will enable them to transition into chapter 11 and uphold their commitments to stakeholders during the process without material disruption to their ordinary course operations.

Additionally, the Debtors filed with the Bankruptcy Court a motion seeking approval of certain procedures relating to the marketing and auction (if necessary) of all or some of the Company’s assets, including approval of the Asset Purchase Agreement and the Bidding Procedures (as defined below).

The Company has engaged SSG Capital Advisors, LLC to advise on its strategic options, including a potential sale of all or some of the Company’s assets in connection with the Bankruptcy Petitions. Any of those sales would be subject to review and approval by the Bankruptcy Court and compliance with court-approved bidding procedures. The Company cannot be certain that the Company’s securityholders will receive any payment or other distribution on account of their shares following such sales.

Additional information about the Bankruptcy Petitions, including access to Bankruptcy Court documents, is available online at https://www.kccllc.net/Eiger, a website administered by Kurtzman Carson Consultants LLC, a third-party bankruptcy claims and noticing agent. The documents and other information on this website are not part of this Current Report on Form 8-K and shall not be deemed incorporated by reference herein.

Asset Purchase Agreement

On March 31, 2024, the Company entered into a “stalking horse” asset purchase agreement (the “Asset Purchase Agreement”) with Sentynl Therapeutics, Inc. (the “Purchaser”), pursuant to which the Purchaser has agreed to acquire substantially all of the rights of the Company to its Zokinvy® program, including the Company’s in-license from Merck Sharp & Dohme Corp. (successor-in-interest of Schering Corporation) (the “Transferred Assets”). The acquisition of the Transferred Assets by the Purchaser pursuant to the Asset Purchase Agreement is subject to approval of the Bankruptcy Court and one or more auctions, if necessary, to solicit higher or otherwise better bids. On April 1, 2024, the Debtors filed a motion (the “Bidding Procedures Motion”) seeking approval of, among other things, certain bidding procedures (the “Bidding Procedures”), which will establish procedures for the selection of the highest or otherwise best bids for the sale of the Transfer Assets and other assets. Other interested bidders would be permitted to participate in the auction if they submit qualifying bids that are higher or otherwise better than the Asset Purchase Agreement. The Asset Purchase Agreement acts as a baseline for competitive bids for the acquisition of the Transferred Assets. The Bidding Procedures Motion additionally seeks the Bankruptcy Court’s approval of the Asset Purchase Agreement and designation of the Purchaser as the “stalking horse” bidder for the Transferred Assets.

Under the Asset Purchase Agreement, the Purchaser has agreed, subject to the Bankruptcy Court’s approval and absent any higher or otherwise better bid, to acquire the Transferred Assets from the Debtors for $26 million, subject to certain adjustments, including per diem reductions if the sale closes after April 24, 2024, in accordance with the terms and conditions of the Asset Purchase Agreement, plus the assumption of specified liabilities related to the Transferred Assets. The Asset Purchase Agreement includes customary representations and warranties and various customary covenants under the circumstances that are subject to certain limitations, including, without limitation, a termination fee, expense reimbursement and the right to designate executory contracts and unexpired leases to assume or reject.

The foregoing description of the Bidding Procedures and the Asset Purchase Agreement remains subject to approval by the Bankruptcy Court, is not complete, and is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1, and is hereby incorporated herein by reference.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Bankruptcy Petitions described in Item 1.03 above constitutes an event of default that accelerated the Company’s obligations under that certain Loan and Security Agreement, dated as of June 1, 2022, by and among Innovatus Life Sciences Lending Fund I, LP, a Delaware limited partnership, as collateral agent, and the Lenders listed on Schedule 1.1 thereto or otherwise a party thereto from time to time including Innovatus Life Sciences Lending Fund I, LP in its capacity as a Lender, and the Company, EB Pharma, LLC, a Delaware limited liability company and EBPI Merger, Inc., a Delaware corporation (the “Innovatus Loan”).

The Innovatus Loan provides that upon the filing of the Bankruptcy Petitions, the principal amount together with accrued and unpaid fees and interest thereon shall become immediately due and payable. However, any efforts to enforce such payment obligations under the Innovatus Loan are automatically stayed as a result of the Bankruptcy Petitions, and the creditors’ rights of enforcement in respect of the Innovatus Loan are subject to the applicable provisions of the Bankruptcy Code. There can be no assurance that the Company’s current liquidity is sufficient to allow it to satisfy its obligations related to the Bankruptcy Petitions.

Item 8.01.	Other Events.

On April 1, 2024, the Company issued a press release announcing the filing of the Bankruptcy Petitions. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Cautionary Statements Regarding Trading in the Company’s Securities

The Company’s securityholders are cautioned that trading in the Company’s securities during the pendency of the Bankruptcy Petitions is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by the Company’s securityholders in the Bankruptcy Petitions. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities. In particular, the Company expects that its securityholders could experience a significant or complete loss on their investment, depending on the outcome of the Bankruptcy Petitions.

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K includes statements that are, or may be deemed, “forward-looking statements.” In some cases, these forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or, in each case, their negative or other variations thereon or comparable terminology, although not all forward-looking statements contain these words. These forward-looking statements reflect the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity and the development of the industry in which we operate may differ materially from the forward-looking statements contained herein. Any forward-looking statements that we make in this Form 8-K speak only as of the date of such statement, and we undertake no obligation to update such statements to reflect events or circumstances after the date of this Form 8-K or to reflect the occurrence of unanticipated events. The Company’s forward-looking statements in this Form 8-K include, but are not limited to, statements about the Company’s plans to sell its assets pursuant to chapter 11 of the Bankruptcy Code; the Company’s expectations regarding the Asset Purchase Agreement and the Bidding Procedures; the Company’s intention to continue operations during the Bankruptcy Petitions; the Company’s belief that the 363 sale process will be in the best interest of the Company and its stakeholders; and other statements regarding the Company’s strategy and future operations, performance and prospects among others. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting the Company will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the risks associated with the potential adverse impact of the Bankruptcy Petitions on the Company’s liquidity and results of operations; changes in the Company’s ability to meet its financial obligations during the Bankruptcy Petitions and to maintain contracts that are critical to its operations; the outcome and timing of the Bankruptcy Petitions and any potential sale of all or some of the Company’s assets; the effect of the filing of the Bankruptcy Petitions and any potential sale of all or some of the Company’s assets on the Company’s relationships with vendors, regulatory authorities, employees and other third parties; possible proceedings that may be brought by third parties in connection with the Bankruptcy Petitions or the potential sale of all or some of the Company’s assets; uncertainty regarding obtaining the Bankruptcy Court’s approval of the potential sale of all or some of the Company’s assets or other conditions to the potential sale of all or some of the Company’s assets; and the timing or amount of any distributions, if any, to the Company’s stakeholders.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated March 31, 2024, by and between Sentynl Therapeutics, Inc. and Eiger BioPharmaceuticals, Inc.*

99.1	Press Release, dated April 1, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	In accordance with Item 601(a)(5) of Regulation S-K, certain schedules or similar attachments to this exhibit have been omitted from this filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eiger BioPharmaceuticals, Inc.

Dated: April 1, 2024

	By:	/s/ James Vollins
James Vollins
General Counsel, Chief Compliance Officer & Corporate Secretary